Fourth Quarter 2016 Earnings Call February 22, 2017 SUPPLEMENTAL INFORMATION

2 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect HealthSouth’s current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2016, when filed, and in other documents HealthSouth previously filed with the SEC, many of which are beyond HealthSouth’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. HealthSouth’s Form 8-K, dated February 21, 2017, to which the following supplemental information is attached as Exhibit 99.2, provides further explanation and disclosure regarding HealthSouth’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Forward-Looking Statements

3 Table of Contents Q4 2016 Summary................................................................................................................................................. 4-5 IRF-Home Health Clinical Collaboration ................................................................................................................ 6 Inpatient Rehabilitation Segment ........................................................................................................................... 7-8 Home Health & Hospice Segment ......................................................................................................................... 9-10 Earnings per Share ................................................................................................................................................ 11-12 Adjusted Free Cash Flow....................................................................................................................................... 13 Guidance................................................................................................................................................................ 14-15 Adjusted Free Cash Flow and Tax Assumptions.................................................................................................... 16 Free Cash Flow Priorities....................................................................................................................................... 17 Appendix Map of Locations.................................................................................................................................................... 19 Pre-Payment Claims Denials - Inpatient Rehabilitation Segment.......................................................................... 20 Expansion Activity .................................................................................................................................................. 21 Business Outlook ................................................................................................................................................... 22-24 Debt Schedule and Maturity Profile ....................................................................................................................... 25-26 New-Store/Same-Store IRF Growth ...................................................................................................................... 27 Payment Sources (Percent of Revenues).............................................................................................................. 28 Inpatient Rehabilitation Operational and Labor Metrics ......................................................................................... 29 Home Health & Hospice Operational Metrics ........................................................................................................ 30 Common Stock Warrants ....................................................................................................................................... 31 Share Information .................................................................................................................................................. 32 Segment Operating Results................................................................................................................................... 33-34 Reconciliations to GAAP........................................................................................................................................ 35-43 End Notes .............................................................................................................................................................. 44-45

4 Q4 2016 Summary Q4 Full Year (In Millions) Q4 2016 Q4 2015% 2016 2015 % HealthSouth Consolidated Net operating revenues $ 949.9 $ 879.3 8.0% $ 3,707.2 $ 3,162.9 17.2% Adjusted EBITDA $ 198.8 $ 191.5 3.8% $ 793.6 $ 682.5 16.3% Inpatient Rehabilitation Segment Net operating revenues $ 767.6 $ 725.9 5.7% $ 3,021.1 $ 2,653.1 13.9% Adjusted EBITDA $ 197.6 $ 189.9 4.1% $ 797.2 $ 691.0 15.4% Home Health and Hospice Segment Net operating revenues $ 182.3 $ 153.4 18.8% $ 686.1 $ 509.8 34.6% Adjusted EBITDA $ 28.0 $ 26.5 5.7% $ 102.4 $ 83.1 23.1% Major takeaways: u Strong revenue growth in both segments Ÿ IRF growth primarily driven by pricing (net revenue per discharge increase of 4.8% in Q4 2016) Ÿ Home health and hospice growth primarily driven by volumes (admissions growth of 22.1% in Q4 2016; same-store = 14.0%) u Consolidated Adjusted EBITDA growth of 3.8% in Q4 2016 and 16.3% for full-year 2016 u Adjusted free cash flow increased 19.0% to $462.9 million in 2016 (up from $389.0 million in 2015) -see page 13. Reconciliations to GAAP provided on pages 35-43

Q4 2016 Summary (cont.)

- **Balance Sheet**
  - Leverage ratio of 3.8x at year end; funded debt reduced by ~$155 million during full-year 2016
- **Sold Pediatric Home Health Assets**
  - Non-strategic assets
  - Pre-tax gain of ~$3 million
  - Tax expense of ~$6 million due to limited tax basis in assets sold
  - Represented ~$2 million of Adjusted EBITDA in 2016
- **Expansion Activity (see page 21)**
  - Opened 50-bed hospital in Modesto, CA
  - 10 IRF development projects underway (6 are joint ventures)
  - Expanded existing hospitals by 13 beds
  - Acquired four home health agencies — Springfield, VA; Laramie, WY; Cheyenne, WY; and Sarasota, FL — and opened a de novo home health agency in Georgetown, TX
  - Acquired one hospice location in Wheat Ridge, CO and opened one de novo hospice location in Nashville, TN
- **Shareholder Distributions**
  - Repurchased 1.1 million shares of common stock for $41.5 million in Q4 2016 (full-year 2016 repurchases of 1.7 million shares for $64.1 million)
  - Paid quarterly cash dividend of $0.24 per share in October 2016
  - Declared a $0.24 per share quarterly cash dividend in October 2016 which was paid in January 2017
- **Expiration of Warrants in January 2017 (see page 31)**
  - Issued a total of 699,346 new common shares
    - ✓ 644,376 warrants exercised on a cash basis; received cash proceeds of $26.7 million
    - ✓ 6,475,449 warrants exercised on a cashless basis; resulted in issuance of 54,970 common shares
  - 1,031,440 warrants expired unexercised

5

HEALTHSOUTH

IRF-Home Health Clinical Collaboration (All Payors)

Overlap Markets

- Overlap markets are defined as a HealthSouth IRF located within a 30-mile radius of an Encompass location
- Currently, 59% of HealthSouth's IRFs are located within overlap markets.
- The Company's clinical collaboration rate goal for overlap markets is 35% to 40% within the next three years.



Clinical collaboration rate with HealthSouth IRFs increased by 730 basis points over Q4 2015
20.9%
Collaboration Rate
2,735
10,360
28.2%
Collaboration Rate
3,963
10,074
Q4 2015
Q4 2016
HealthSouth IRF Discharges to Non-Encompass Home Health
HealthSouth IRF Discharges to Encompass Home Health

6

HEALTHSOUTH

7 Inpatient Rehabilitation Segment - Revenue Q4 Q4 Favorable/ ($millions) 2016 2015 (Unfavorable) Net operating revenues: Inpatient $ 740.9 $ 696.8 6.3% Outpatient and other 26.7 29.1 (8.2%) Total segment revenue $ 767.6 $ 725.9 5.7% (Actual Amounts) Discharges 41,474 40,891 1.4% Same-store discharge growth 0.1% Net patient revenue / discharge $ 17,864 $ 17,040 4.8% u Revenue growth was driven by pricing and new-store volume growth. u Same-store discharge growth was impacted by certain market specific situations which the Company believes are temporary in nature. u New-store discharge growth resulted from joint ventures in Hot Springs, AR (February 2016), Bryan, TX (August 2016), and Broken Arrow, OK (August 2016) and the opening of wholly owned hospitals in Franklin, TN (December 2015) and Modesto, CA (October 2016). u Growth in revenue per discharge resulted from patient mix (higher percentage of stroke patients and integration of Reliant). u Outpatient and other revenue decrease was due primarily to the closure of six outpatient programs in certain markets.

8 Inpatient Rehabilitation Segment - Adjusted EBITDA Q4 % of Revenue Q4 % of Revenue($millions) 2016 2015 Net operating revenues $ 767.6 $ 725.9 Less: Provision for doubtful accounts (13.2) 1.7% (13.3) 1.8% Net operating revenues less provision for doubtful accounts 754.4 712.6 Operating expenses: Salaries and benefits (386.2) 50.3% (359.8) 49.6% Other operating expenses(a) (109.8) 14.3% (103.2) 14.2% Supplies (32.7) 4.3% (32.3) 4.4% Occupancy costs (15.2) 2.0% (14.5) 2.0% Hospital operating expenses (157.7) 20.5% (150.0) 20.7% Other income 0.8 1.3 Equity in nonconsolidated affiliates 2.4 2.3 Noncontrolling interests (16.1) (16.5) Segment Adjusted EBITDA $ 197.6 $ 189.9 Percent change 4.1% In arriving at Adjusted EBITDA, the following were excluded: (a) Loss on disposal or impairment of assets $ 2.0 $ 2.5 Segment Adjusted EBITDA for the quarter of $197.6 million - Salaries and benefits increased as a percent of revenue due to the ramp up of new stores and staffing increases at the Reliant hospitals since their acquisition on October 1, 2015. - Other operating expenses increased as a percent of revenue due to higher year-over- year self-insurance costs. - Bad debt expense as a percent of revenue decreased primarily due to the recovery of payments that were delayed for administrative reasons at the Company's largest Medicare Administrative Contractor in 2016; new pre-payment claim denials in Q4 2016 were lower than Q4 2015, but higher than Q3 2016 (see page 20). Reconciliations to GAAP provided on pages 35-43 - Supplies decreased as a percent of revenue due to continued supply chain efficiencies, including the continued transition of brand name drugs to generic.

9 Home Health and Hospice Segment - Revenue Q4 Q4 Favorable/ ($millions) 2016 2015 (Unfavorable) Net operating revenues: Home health revenue $ 165.2 $ 144.4 14.4% Hospice revenue 17.1 9.0 90.0% Total segment revenue $ 182.3 $ 153.4 18.8% (Actual Amounts) Admissions 27,957 22,892 22.1% Same-store admissions growth 14.0% Episodes 49,253 42,697 15.4% Same-store episode growth 12.4% Revenue per episode $ 3,023 $ 3,005 0.6% u Revenue growth was driven by strong same-store and new-store volume growth. Ÿ Approximately 320 basis points of same-store admission growth resulted from clinical collaboration with HealthSouth’s IRFs. u New-store admission and episode growth resulted primarily from the acquisition of CareSouth (acquired November 2, 2015). u Higher revenue per episode due to patient mix Ÿ Higher therapy mix (impacted by clinical collaboration) Ÿ Integration of CareSouth Ÿ Partially offset by Medicare reimbursement rate cuts

10 Q4 % of Revenue Q4 % of Revenue($millions) 2016 2015 Net operating revenues $ 182.3 $ 153.4 Less: Provision for doubtful accounts (1.3) 0.7% (0.7) 0.5% Net operating revenues less provision for doubtful accounts 181.0 152.7 Operating expenses:(a) Cost of services (89.7) 49.2% (73.0) 47.6% Support and overhead costs (62.7) 34.4% (51.0) 33.2% (152.4) 83.6% (124.0) 80.8% Equity in net income of nonconsolidated affiliates 0.1 0.1 Noncontrolling interests (0.7) (2.3) Segment Adjusted EBITDA $ 28.0 $ 26.5 Percent change 5.7% In arriving at Adjusted EBITDA, the following was excluded: (a) Gain on disposal or impairment of assets (3.3) (0.1) Home Health and Hospice Segment - Adjusted EBITDA Segment Adjusted EBITDA for the quarter of $28.0 million. - Operating expenses as a percent of net operating revenues increased due to Medicare reimbursement rate cuts, higher cost per visit (driven by an increased percentage of therapy patients), salary and benefit increases, and expenses related to the integration of CareSouth. * Reconciliation to GAAP provided on pages 29-31 Reconciliations to GAAP provided on pages 35-43

Earnings per Share - As Reported

(In Millions, Except Per Share Data)	Q4 2016	Q4 2015	Year Ended 2016	Year Ended 2015
Inpatient rehabilitation segment Adjusted EBITDA	$ 197.6	$ 189.9	$ 797.2	$ 691.0
Home health and hospice segment Adjusted EBITDA	28.0	26.5	102.4	83.1
General and administrative expenses	(26.8)	(24.9)	(106.0)	(94.8)
Gain related to SCA equity interest	—	—	—	3.2
Consolidated Adjusted EBITDA	198.8	191.5	793.6	682.5
Interest expense and amortization of debt discounts and fees	(41.6)	(44.6)	(172.1)	(142.9)
Depreciation and amortization	(43.8)	(41.4)	(172.6)	(139.7)
Stock-based compensation expense	(10.0)	(4.4)	(27.4)	(26.2)
Noncash gain (loss) on disposal or impairment of assets	1.3	(2.4)	(0.7)	(2.6)
	104.7	98.7	420.8	371.1
Certain items non-indicative of ongoing operations:				
Government, class action, and related settlements	—	0.5	—	(7.5)
Loss on early extinguishment of debt	—	(2.4)	(7.4)	(22.4)
Professional fees - accounting, tax, and legal	—	(0.3)	(1.9)	(3.0)
Transaction costs	—	(6.7)	—	(12.3)
Pre-tax income	104.7	89.8	411.5	325.9
Income tax expense[1]	(39.7)	(43.5)	(163.9)	(141.9)
Income from continuing operations*	$ 65.0	$ 46.3	$ 247.6	$ 184.0
Interest and amortization on 2.0% Convertible Senior Subordinated Notes (net of tax)[2]	2.5	2.4	9.7	9.4
Diluted shares (see page 32)	99.2	100.6	99.5	101.0
Diluted earnings per share*[2]	**$ 0.68**	**$ 0.48**	**$ 2.59**	**$ 1.92**

EPS for Q4 2016 were impacted by:

- Lower interest expense due to the redemptions of the 7.75% Senior Notes due 2022
- Lower state income tax rate driven by the Reliant and CareSouth acquisitions (Q4 2015 tax rate was higher than the statutory rate due to an increase in the Company's valuation allowance related to certain state NOLs[3])
- Lower share count resulting from stock repurchases
- Higher stock compensation due to the mark-to-market adjustment for stock appreciation rights[4]

EPS for FY 2016 were impacted by:

- Higher depreciation and amortization resulting from acquisitions and capital investments
- Higher interest expense related to the financing of the Reliant and CareSouth acquisitions (acquired Q4 2015)
- Loss on early extinguishment of debt associated with the redemptions of the 7.75% Senior Notes due 2022
- Lower share count resulting from stock repurchases

EPS for 2015 were impacted by:

- Loss on early extinguishment of debt associated with the redemption of the 8.125% Senior Notes due 2020
- General Medicine settlement
- Reliant transaction costs

* Earnings per share are determined using income from continuing operations attributable to HealthSouth.
Refer to pages 44-45 for end notes.

11

HEALTHSOUTH.

12 Q4 Full Year 2016 2015 2016 2015 Earnings per share, as reported $ 0.68 $ 0.48 $ 2.59 $ 1.92 Adjustments, net of tax: Government, class action, and related settlements — — — 0.04 Professional fees — accounting, tax, and legal — — 0.01 0.02 Mark-to-market adjustment for stock appreciation rights(4) 0.02 — 0.01 0.01 Income tax valuation allowance and other tax adjustments (0.01) 0.05 (0.01) 0.05 Transaction costs — 0.05 — 0.08 Loss on early extinguishment of debt — 0.01 0.04 0.13 Sale of pediatric home health assets and hospital 0.03 — 0.02 — Adjusted earnings per share* $ 0.72 $ 0.59 $ 2.67 $ 2.24 Adjusted Earnings per Share(5) * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 40-43. Refer to pages 44-45 for end notes. Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are non-indicative of its ongoing operations.

2016 Adjusted Free Cash Flow[(6)]



$111.1
$33.0
($29.8)
($22.4)
($21.1)
$3.1
$389.0
$462.9
Adjusted Free Cash Flow FY 2015
Adjusted EBITDA
Working Capital and Other
Cash Interest Expense
Cash Tax Payments, Net of Refunds
Maintenance Capital Expenditures
Preferred Dividends
Adjusted Free Cash Flow FY 2016

- Adjusted free cash flow in 2016 grew 19.0% as a result of increased Adjusted EBITDA and favorable working capital changes.
  - ✓ Working capital changes were mainly attributable to the recovery of payments that were delayed for administrative reasons at the Company's largest MAC and the timing of payroll-related liabilities.
  - ✓ Cash interest expense increased due to the financing of the Reliant and CareSouth acquisitions.
  - ✓ Cash tax payments increased due to the exhaustion of the federal NOL and the tax impact of the gain on the sale of the home health pediatric assets.
  - ✓ Increased maintenance capital expenditures resulted from growth in the IRF segment, an enhanced hospital maintenance program, and refurbishments at larger hospitals.

13

Reconciliations to GAAP provided on pages 35-43
Refer to pages 44-45 for end notes.

HEALTHSOUTH.

14 Refer to pages 44-45 for end notes. Guidance Adjusted EBITDA(7) Adjusted Earnings per Share from Continuing Operations Attributable to HealthSouth(5) Net Operating Revenues Net Operating Revenues $3,850 million to $3,950 million Adjusted EBITDA(7) $800 million to $820 million Adjusted Earnings per Share from Continuing Operations Attributable to HealthSouth(5) $2.61 to $2.73 $3,707.2 million $793.6 million $2.67 2017 Guidance 2016 Actuals

Guidance Considerations

Inpatient Rehabilitation

- Estimated 1.9% increase in Medicare pricing for Q1 through Q3; ~1.0% for Q4 (see page 23)
- Salary increase of ~3.0% (see page 24)
- 2016 included the benefit of a retroactive indirect medical education ("IME") adjustment of ~$4 million at the former Reliant hospital in Woburn, MA.
- Bad debt expense of 1.8% to 2.0% of net operating revenues

Home Health and Hospice

- Estimated 3.6%, or ~$21 million, net Medicare pricing reduction for CY 2017 (see page 23)
- Salary increase of ~3.0% (see page 24)
- Estimated incremental cost of $1.0 million to $1.5 million for the pre-claim review demonstration scheduled to begin in Florida on April 1, 2017
- Inclusive of home health and hospice acquisitions in 2017 (see page 17)
- Sale of pediatric home health assets in Q4 2016; Pediatrics generated ~$2 million of Adjusted EBITDA in 2016

Consolidated

- Diluted share count of ~100 million shares
- Tax rate of approximately 40%

15
HEALTHSOUTH

16 Adjusted Free Cash Flow(6) and Tax Assumptions Certain Cash Flow Items (millions) 2015 Actuals 2016 Actuals 2017 Assumptions • Cash interest expense (net of amortization of debt discounts and fees) $128.6 $158.4 $150 to $160 • Cash payments for taxes, net of refunds $9.4 $31.9 $120 to $175 • Working Capital and Other $69.2 $36.2 $50 to $70 • Maintenance CAPEX $83.1 $104.2 $130 to $150 • Dividends paid on preferred stock(8) $3.1 $— $0 • Adjusted Free Cash Flow $389.0 $462.9 $245 to $370 Reconciliations to GAAP provided on pages 35-43 Refer to pages 44-45 for end notes. * The Company has filed with the IRS for a tax accounting method change related to billings denied under pre-payment claims reviews that, if accepted, would replenish the gross federal NOL by ~$130 million. Exhaustion of the federal NOL at year-end 2016 excludes the impact of this filing. u Increased cash payments for taxes due to exhaustion of federal NOL as of December 31, 2016* u Increased maintenance capital expenditures due to growth in the Company, enhanced hospital maintenance program, and leasehold improvements and furnishings associated with the build-out of the Company’s new home office location (building will be leased)

17 Note: 2015 amount for debt borrowings included ~$208 million related to the Reliant hospitals' capital lease obligations.See the debt schedule on page 25. Refer to pages 44-45 for end notes. Free Cash Flow Priorities (In Millions) 2015 2016 2017 Actuals Actuals Assumptions IRF bed expansions $20.8 $19.1 $30 to $40 New IRF’s - De novos 47.8 72.6 85 to 105 - Acquisitions 786.2 — TBD - Replacement hospitals — 11.1 10 to 20 New home health and hospice acquisitions 200.2 48.1 50 to 100 $1,055.0 $150.9 $175 to $265, excluding IRF acquisitions 2015 2016 2017 Actuals Actuals Assumptions Debt (borrowings) redemptions, net $(1,060.3) $155.1 $TBD Cash dividends on common stock(10) 77.2 83.8 ~$87 Common stock repurchases 45.3 65.6 TBD $(937.8) $304.5 $TBD Shareholder Distributions Growth in Core Business Debt Reduction Highest Priorit y The Company has ~$39 million of contractual debt repayment obligations in 2017.(9) ~$96 million authorization remaining as of December 31, 2016 Quarterly cash dividend currently set at $0.24 per common share

Appendix

19 HealthSouth: A Leading Provider of Post-Acute Care 59% of HealthSouth's IRFs are located within a 30-mile radius of an Encompass location. Inpatient Rehabilitation Portfolio - As of December 31, 2016 123 Inpatient Rehabilitation Hospitals • 37 operate as joint ventures with acute care hospitals 30 Number of States (plus Puerto Rico) ~ 28,000 Employees Key Statistics - Full Year 2016 ~ $3.0 Billion Revenue 165,305 Inpatient Discharges 640,702 Outpatient Visits Note: One of the 123 IRFs and two of the 188 adult home health locations are nonconsolidated. These locations are accounted for using the equity method of accounting. Encompass Home Health and Hospice Portfolio – As of December 31, 2016 188 Home Health Locations 35 Hospice Locations 25 Number of States ~ 7,700 Employees Key Statistics - Full Year 2016 ~ $686 million Revenue 185,737 Home Health Episodes 3,337 Hospice Admissions IRF Market Share Largest owner & operator of IRFs 21% of Licensed Beds 28% of Medicare Patients Served Home Health and Hospice Market Share 4th largest provider of Medicare-certified skilled home health services

Pre-Payment Claims Denials - Inpatient Rehabilitation Segment

Background

- For several years, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") have conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
  - Pre-payment claim denials increased for IRFs during 2014 and 2015 due to a widespread review of neurological billing codes and expansion of ongoing lower extremity code denials.
- HealthSouth appeals most denials. On claims it takes to an administrative law judge ("ALJ"), HealthSouth historically has experienced an approximate 70% success rate.
  - MACs identify medical documentation issues as a leading basis for denials.
  - HealthSouth's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
  - However, MACs and other HHS contractors continue to issue denials without regulatory basis.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has proposed rule changes to address the backlog of appeals, but their effect is uncertain.
- A federal court recently ordered HHS to eliminate the backlog by the end of calendar year 2020. HHS has appealed the order.
- All Medicare providers continue to experience delays. The backlog is growing because the ALJs receive one year's worth of appeals every four to six weeks, according to HHS.
  - Currently, ALJs are hearing HealthSouth appeals from claims denied up to five years ago.

HealthSouth reserves for pre-payment claim denials via the provision for doubtful accounts upon notice from a MAC that a claim is under review.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Bad Debt Expense for New Denials	Update of Reserve for Prior Denials
		(In Millions)		
Q4 2016	$17.8	$(4.4)	$5.4	$0.5
Q3 2016	15.7	(8.5)	4.6	—
Q2 2016	18.7	(4.9)	4.6	—
Q1 2016	22.7	(8.4)	6.0	—
Q4 2015	22.5	(4.1)	5.6	(1.3)
Q3 2015	22.0	(4.1)	5.9	(1.1)
Q2 2015	18.2	(3.8)	4.9	—
Q1 2015	16.3	(3.0)	4.2	—
Q4 2014	22.0	(6.6)	6.2	(3.2)
Q3 2014	15.8	(0.5)	1.7	—
Q2 2014	7.1	(1.7)	3.0	—

Impact to Balance Sheet

	Dec. 30, 2016	Dec. 31, 2015	Dec. 31, 2014
		(In Millions)	
Pre-payment claims denials	$ 159.7	$ 114.8	$ 59.3
Recorded reserves	(47.9)	(31.2)	(22.8)
Net accounts receivable from pre-payment claims denials	**$ 111.8**	**$ 83.6**	**$ 36.5**

20

HEALTHSOUTH

Expansion Activity

10 IRF Development Projects Underway

2 New States

Inpatient Rehabilitation Facilities	# of New Beds		
	2016	2017	2018
De Novo:			
Modesto, CA	50	—	—
1 Pearland, TX	—	40	—
2 Murrieta, CA	—	—	50
3 Shelby County, AL	—	—	34
4 Hilton Head, SC	—	—	38
Joint Ventures:			
Hot Springs, AR	40	—	—
Bryan, TX	49	—	—
Broken Arrow, OK*	22	18	—
5 Westerville, OH	—	60	—
6 Jackson, TN	—	48	—
7 Gulfport, MS	—	33	—
8 Murrells Inlet, SC	—	—	29
9 Winston-Salem, NC	—	—	68
Bed Expansions, net**	83	~150	~100
	244	349	319

10 Little River, SC (46 beds pending CON approval)

Q4 2016 expansion activity highlights:

- Opened new 50-bed hospital in Modesto, CA in October 2016
- Received CON approval to build a 68-bed hospital in Winston-Salem, NC (joint venture with Novant Health)
- Expanded existing hospital in Jonesboro, AR by 13 beds
- Entered into a joint venture with Memorial Hospital at Gulfport to own and operate an existing 33-bed inpatient rehabilitation unit in Gulfport, MS

Home Health and Hospice	# of locations
December 31, 2015	213
Acquisitions	13
De Novo	5
Merged / Closed Locations	(8)
December 31, 2016	223

Q4 2016 acquisition highlights:

- Acquired Summit Home Health Care (two home health agencies in WY)
- Opened one de novo home health agency in Georgetown, TX and one de novo hospice location in Nashville, TN
- Acquired one home health agency in Springfield, VA
- Acquired one home health agency in Sarasota, FL
- Acquired one hospice location in Wheat Ridge, CO

* Operating a unit in place (22 beds) while completing a de novo (40 beds) for a net increase of 18 beds in 2017.
** Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays. 2016 does not include impact of sale of 61-bed hospital in Beaumont, TX or closure of 83-bed hospital in Austin, TX.

21

HEALTHSOUTH

Business Outlook 2017 to 2019*

Business Model

- *Adjusted EBITDA CAGR: 5% - 9%***
- *Strong free cash flow generation*

Strategy Component

	2017	2018	2019
Shareholder Distributions	• *Quarterly cash dividends* • *Opportunistic repurchases* - *(~$96 million authorization remaining as of December 31, 2016)*		
Strong Balance Sheet	• *Target leverage of 3.5x to 3.8x by year end, subject to opportunities for creating shareholder value*	• *Target leverage of 3.5x or less, subject to opportunities for creating shareholder value*	
Core Growth	• *Same-store IRF growth* • *New-store IRF growth (de novos and acquisitions)* • *Same-store home health and hospice growth* • *New-store home health and hospice growth (acquisitions)*		
Opportunistic Growth		• *Consider acquisitions of other complementary businesses*	
Key Operational Initiatives	• *Develop and implement risk sharing strategies* • *Enhance clinical collaboration between HealthSouth and Encompass* • *Refine and expand clinical data analytics utilization to further improve patient outcomes* • *Leverage clinical expertise to increase stroke admissions* • *Complete installation of EMR and enhance utilization via continuous in-service upgrades*		

* If legislation affecting Medicare is passed, HealthSouth will evaluate its effect on its business model.
** This is a multi-year CAGR; annual results may fall outside the range.

22

HEALTHSOUTH

23 • 10% to15% annual episode growth • Includes $35-$40 million per annum in agency acquisitions Volume (Includes New Stores) Inpatient Rehabilitation Home Health & Hospice Medicare Pricing Approx. 73% of Revenue Approx. 83% of Revenue FY 2017 Q416-Q317 FY 2018 Q417-Q318(11) FY 2019 Q418-Q319 Mgmt. Estimate CY 2017 Q117-Q417 CY 2018 Q118-Q418(11) CY 2019 Q119-Q419 Mgmt. Estimate Market basket update 2.7% 1.0% 3.3% 2.8% 1.0% 3.1% Healthcare reform reduction (75) bps - (75) bps - - - Healthcare reform rebasing adjustment - - - (2.3%) - Coding intensity reduction - - - (0.9%) (0.9%) - Expiration of rural add-on - - - - Approx.(0.7%) - Healthcare reform productivity adjustment (30) bps - (100) bps (30) bps - (100) bps Net impact - all providers 1.65% 1.0% 1.55% (0.7%) (0.6%) 2.1% Outlier fixed dollar loss adjustment - - - (0.1%) - - Impact from case mix re-weighting - - - (0.9%) - - Impact from change in outlier calculation - - - (1.9%) - - Estimated impact to HealthSouth(12) 1.9% (3.6%) Medicare Advantage & Managed Care Pricing Approx. 19% of Revenue Approx. 13% of Revenue Expected Increases 2-4% 2-4% 2-4% 0-2% 0-2% 0-2% Business Outlook 2017 to 2019: Revenue Assumptions • 3+% annual discharge growth • 10+% annual episode growth Refer to pages 44-45 for end notes.

24 Inpatient Rehabilitation Home Health and Hospice Business Outlook 2017 to 2019: Labor and Other Expense Assumptions Salaries & Benefits ~70% Hospital Expenses ~30% Salaries and Benefits 2017 2018 2019 Salary increases 2.75-3.25% 2.75-3.25% 2.75-3.25% Benefit costs increases 5-10% 5-10% 5-10% Hospital Expenses • Other operating expenses and supply costs tracking with inflation Salaries & Benefits ~85% Other Expenses ~15% Home Health Expenses • Other operating expenses and supply costs tracking with inflation Percent of Salaries & Benefits Salaries ~ 90% Benefits ~10%

25 Debt Schedule Change in Dec. 31, Dec. 31, Debt vs. ($millions) 2016 2015 YE 2015 Advances under $600 million revolving credit facility, July 2020 - LIBOR +200bps $ 152.0 $ 130.0 $ 22.0 Term loan facility, July 2020 - LIBOR +200bps 421.2 443.3 (22.1) Bonds Payable: 7.75% Senior Notes due 2022 — 174.3 (174.3) 5.125% Senior Notes due 2023 295.3 294.6 0.7 5.75% Senior Notes due 2024 1,193.2 1,192.6 0.6 5.75% Senior Notes due 2025 343.9 343.4 0.5 2.0% Convertible Senior Subordinated Notes due 2043 275.7 265.9 9.8 Other notes payable 55.8 39.2 16.6 Capital lease obligations 279.3 288.2 (8.9) Long-term debt $ 3,016.4 $ 3,171.5 $ (155.1) Debt to Adjusted EBITDA 3.8x 4.6x Reconciliations to GAAP provided on pages 35-43

26 2016 2019 2020 2020 2021 2022 2023 2024 2025 2043 $350 Senior Notes 5.75% $1,200 Senior Notes 5.75% $320 Conv. Sr. Sub. Notes 2.0% $300 Senior Notes 5.125% $152 Drawn + $33 reserved for LC’s Holders have a put option in 2020 As of December 31, 2016* Debt Maturity Profile - Face Value ($ in millions) $415 Available Callable beginning November 2017 HealthSouth is positioned with a cost-efficient, flexible capital structure. Callable beginning March 2018 Revolver Revolver Capacity $421 Term Loans Callable beginning September 2020 * This chart does not include ~$279 million of capital lease obligations or ~$56 million of other notes payable. See the debt schedule on page 25. No significant debt maturities prior to 2020

27 25.0 20.0 15.0 10.0 5.0 0.0 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 New-Store/Same-Store IRF Growth Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Fairlawn(13) 0.6% 1.9% 1.9% 2.0% 1.1% New Store 2.0% 1.0% —% 0.6% 1.8% 4.4% 5.7% 15.6% 14.2% 11.7% 10.7% 1.3% Same Store* 0.4% 1.4% 1.9% 2.2% 2.9% 2.8% 3.9% 3.0% 2.8% 1.9% 1.9% 0.1% Total by Qtr. 2.4% 3.0% 3.8% 4.7% 6.7% 8.3% 9.6% 18.6% 17.0% 13.6% 12.6% 1.4% Total by Year 3.5% 10.9% 10.8% Same-Store Year* 1.3% 3.2% 1.7% Same-Store Year UDS(14) (0.2)% 1.3% (0.6)% Altamonte Springs, FL (50 beds) Johnson City, TN (26 beds) Newnan, GA (50 beds) Middletown, DE (34 beds) Reliant (857 beds) Franklin, TN (40 beds) Lexington, KY (158 beds) Savannah, GA (50 beds) Hot Springs, AR (40 beds) Bryan, TX (49 beds) Broken Arrow, OK (22 beds) * Includes consolidated HealthSouth inpatient rehabilitation hospitals classified as same store during each period Refer to pages 44-45 for end notes. Modesto, CA (50 beds)

28 Payment Sources (Percent of Revenues) Inpatient Rehabilitation Segment Home Health and Hospice Segment Consolidated Q4 Q4 Q4 Full Year 2016 2015 2016 2015 2016 2015 2016 2015 Medicare 73.3% 73.6% 84.3% 82.6% 75.3% 75.2% 75.2% 74.9% Medicare Advantage 7.8% 7.8% 8.7% 9.2% 8.0% 8.0% 7.9% 7.9% Managed care 10.9% 10.7% 3.9% 2.9% 9.6% 9.4% 9.8% 9.8% Medicaid 3.0% 2.5% 3.0% 5.1% 3.0% 2.9% 3.2% 3.0% Other third-party payors 1.9% 2.3% —% —% 1.5% 1.9% 1.4% 1.7% Workers’ compensation 1.1% 1.1% —% —% 0.9% 0.9% 0.8% 0.9% Patients 0.7% 0.7% —% 0.1% 0.6% 0.6% 0.5% 0.6% Other income 1.3% 1.3% 0.1% 0.1% 1.1% 1.1% 1.2% 1.2% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%

Inpatient Rehabilitation Operational and Labor Metrics

	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Full Year 2016	Full Year 2015
					(In Millions)					
Net patient revenue-inpatient	$ 740.9	$ 724.1	$ 721.2	$ 719.4	$ 696.8	$ 625.1	$ 618.7	$ 606.6	$ 2,905.5	$ 2,547.2
Net patient revenue-outpatient and other	26.7	27.6	31.4	29.8	29.1	26.5	26.6	23.7	115.6	105.9
Net operating revenues	$ 767.6	$ 751.7	$ 752.6	$ 749.2	$ 725.9	$ 651.6	$ 645.3	$ 630.3	$ 3,021.1	$ 2,653.1
					(Actual Amounts)					
Discharges[15]	41,474	41,368	41,365	41,098	40,891	36,746	36,408	35,116	165,305	149,161
Net patient revenue per discharge	$ 17,864	$ 17,504	$ 17,435	$ 17,505	$ 17,040	$ 17,011	$ 16,994	$ 17,274	$ 17,577	$ 17,077
Outpatient visits	154,311	158,981	164,761	162,649	163,119	138,121	144,914	131,353	640,702	577,507
Average length of stay	12.8	12.7	12.6	12.9	12.6	12.9	13.0	13.3	12.8	12.9
Occupancy %	67.8%	67.8%	68.2%	68.9%	66.4%	69.6%	70.4%	72.8%	67.8%	62.8%
# of licensed beds*	8,504	8,441	8,430	8,481	8,404	7,422	7,374	7,100	8,504	8,404
Occupied beds	5,766	5,723	5,749	5,843	5,580	5,166	5,191	5,169	5,766	5,278
Full-time equivalents (FTEs)[16]	19,930	19,663	19,503	19,352	19,136	17,782	17,601	17,002	19,612	17,880
Contract labor	245	241	205	194	152	141	118	116	221	132
Total FTE and contract labor	20,175	19,904	19,708	19,546	19,288	17,923	17,719	17,118	19,833	18,012
EPOB[17]	3.50	3.48	3.43	3.35	3.46	3.47	3.41	3.31	3.44	3.41

* The decrease in licensed beds from Q1 2016 to Q2 2016 was due to the sale of the hospital in Beaumont, TX (61 beds).

Refer to pages 44-45 for end notes.

29

HEALTHSOUTH.

Home Health and Hospice Operational Metrics

	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Full Year 2016	Full Year 2015
					(In Millions)					
Net home health revenue	$ 165.2	$ 162.0	$ 157.1	$ 150.9	$ 144.4	$ 118.3	$ 111.5	$ 103.9	$ 635.2	$ 478.1
Net hospice and other revenue	17.1	13.1	11.0	9.7	9.0	8.7	7.6	6.4	50.9	31.7
Net operating revenues	$ 182.3	$ 175.1	$ 168.1	$ 160.6	$ 153.4	$ 127.0	$ 119.1	$ 110.3	$ 686.1	$ 509.8
Home Health:					(Actual Amounts)					
Admissions[18]	27,957	27,239	25,753	25,763	22,892	18,076	16,862	16,499	106,712	74,329
Recertifications	21,422	20,888	20,432	19,453	18,909	16,542	15,103	14,485	82,195	65,039
Episodes	49,253	46,866	45,774	43,844	42,697	33,542	31,817	29,512	185,737	137,568
Average revenue per episode	$ 3,023	$ 3,032	$ 3,033	$ 3,035	$ 3,005	$ 3,123	$ 3,082	$ 3,102	$ 3,031	$ 3,072
Episodic visits per episode	18.4	19.0	18.9	19.1	18.2	19.6	19.4	19.6	18.8	19.1
Total visits	1,033,502	1,001,021	967,968	937,804	862,224	721,055	675,095	630,999	3,940,295	2,889,373
Cost per visit	$ 76	$ 75	$ 73	$ 73	$ 73	$ 72	$ 71	$ 71	$ 74	$ 72
Hospice:										
Admissions[19]	996	832	785	724	614	620	594	624	3,337	2,452
Patient days	104,183	83,628	71,277	63,431	59,100	55,627	49,272	40,898	322,519	204,898
Revenue per day	$ 164	$ 157	$ 154	$ 153	$ 155	$ 156	$ 154	$ 156	$ 158	$ 155

Refer to pages 44-45 for end notes.

30

HEALTHSOUTH.

31 Common Stock Warrants On September 30, 2009, HealthSouth issued 8,151,265 warrants in satisfaction of its obligation under the comprehensive settlement of the 2003 consolidated class action suit brought by the Company’s stockholders and bondholders. Under the terms of the agreement, the warrants were exercisable at a price of $41.40 per share by means of cash or cashless exercise at the option of the holder. The warrants expired at 5 p.m. EST on January 17, 2017. Warrants Shares Issued Cash Received (Millions) Outstanding Warrants 8,151,265 — $ — Cash Exercise* (644,376) 644,376 26.7 Cashless Exercise** (6,475,449) 54,970 — Expired (Unexercised) (1,031,440) — — As of January 17, 2017 — 699,346 $ 26.7 HealthSouth repurchased approximately 1.1 million shares of common stock in Q4 2016, resulting in a net reduction to the diluted share count of approximately 0.4 million shares after the exercise of the above warrants in January 2017. * In a cash exercise, the warrant holder exchanges one warrant for one share of common stock and tenders cash of $41.40 per share. ** If the holder chooses a cashless exercise, the company issues the number of shares equal in value to the in-the-money amount of the warrant. No cash is received from the holder.

32 Share Information Weighted Average for the Period Q4 Full Year (Millions) 2016 2015 2016 2015 2014 Basic shares outstanding(8) 88.6 90.1 89.1 89.4 86.8 Convertible perpetual preferred stock(8) — — — 1.0 3.2 Convertible senior subordinated notes(20) 8.6 8.4 8.5 8.3 8.2 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants(21) 2.0 2.1 1.9 2.3 2.5 Diluted shares outstanding 99.2 100.6 99.5 101.0 100.7 End of Period Q4 Full Year (Millions) 2016 2015 2016 2015 2014 Basic shares outstanding(8) 88.3 89.3 88.3 89.3 86.6 Approx. Approx. Date Conversion Rate Conversion Price Convertible senior subordinated notes(20) 1/3/17 26.9106 $37.16 Refer to pages 44-45 for end notes.

Segment Operating Results

	Q4 2016				Q4 2015			
	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated
Net operating revenues	$ 767.6	$ 182.3	$ —	$ 949.9	$ 725.9	$ 153.4	$ —	$ 879.3
Less: Provision for doubtful accounts	(13.2)	(1.3)	—	(14.5)	(13.3)	(0.7)	—	(14.0)
	754.4	181.0	—	935.4	712.6	152.7	—	865.3
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(386.2)	—	(130.1)	(516.3)	(359.8)	—	(107.0)	(466.8)
Other operating expenses[(a)]	(109.8)	—	(16.6)	(126.4)	(103.2)	—	(12.4)	(115.6)
Supplies	(32.7)	—	(3.1)	(35.8)	(32.3)	—	(2.3)	(34.6)
Occupancy	(15.2)	—	(2.6)	(17.8)	(14.5)	—	(2.3)	(16.8)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(89.7)	89.7	—	—	(73.0)	73.0	—
Support and overhead costs	—	(62.7)	62.7	—	—	(51.0)	51.0	—
	(543.9)	(152.4)	—	(696.3)	(509.8)	(124.0)	—	(633.8)
Other income	0.8	—	—	0.8	1.3	—	—	1.3
Equity in net income of nonconsolidated affiliates	2.4	0.1	—	2.5	2.3	0.1	—	2.4
Noncontrolling interest	(16.1)	(0.7)	—	(16.8)	(16.5)	(2.3)	—	(18.8)
Segment Adjusted EBITDA	**$ 197.6**	**$ 28.0**	**$ —**	**225.6**	**$ 189.9**	**$ 26.5**	**$ —**	**216.4**
General and administrative expenses[(b)(c)]				(26.8)				(24.9)
Adjusted EBITDA				**$ 198.8**				**$ 191.5**

In arriving at Adjusted EBITDA, the following were excluded:

	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated
(a) Loss (gain) on disposal or impairment of assets	$ 2.0	$ (3.3)	$ —	$ (1.3)	$ 2.5	$ (0.1)	$ —	$ 2.4
(b) Transaction costs	—	—	—	—	—	—	—	6.7
(c) Stock-based compensation	—	—	—	10.0	—	—	—	4.4

Reconciliations to GAAP provided on pages 35-43

33

HEALTHSOUTH

Segment Operating Results

	Year Ended December 31, 2016				Year Ended December 31, 2015			
	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated
Net operating revenues	3,021.1	686.1	—	3,707.2	2,653.1	509.8	—	3,162.9
Less: Provision for doubtful accounts	(57.0)	(4.2)	—	(61.2)	(44.7)	(2.5)	—	(47.2)
	2,964.1	681.9	—	3,646.0	2,608.4	507.3	—	3,115.7
Operating Expenses:								—
Inpatient Rehabilitation:								—
Salaries and benefits	(1,493.4)	—	(492.5)	(1,985.9)	(1,310.6)	—	(360.2)	(1,670.8)
Other operating expenses[a]	(431.5)	—	(59.9)	(491.4)	(387.7)	—	(41.8)	(429.5)
Supplies	(128.8)	—	(11.2)	(140.0)	(120.9)	—	(7.8)	(128.7)
Occupancy	(61.2)	—	(10.1)	(71.3)	(46.2)	—	(7.7)	(53.9)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(336.5)	336.5	—	—	(244.8)	244.8	—
Support and overhead costs	—	(237.2)	237.2	—	—	(172.7)	172.7	—
	(2,114.9)	(573.7)	—	(2,688.6)	(1,865.4)	(417.5)	—	(2,282.9)
Other income	2.9	—	—	2.9	2.3	—	—	2.3
Equity in net income of nonconsolidated affiliates	9.1	0.7	—	9.8	8.6	0.1	—	8.7
Noncontrolling interest	(64.0)	(6.5)	—	(70.5)	(62.9)	(6.8)	—	(69.7)
Segment Adjusted EBITDA	**$ 797.2**	**$ 102.4**	**$ —**	**899.6**	**$ 691.0**	**$ 83.1**	**$ —**	**774.1**
General and administrative expenses[b][c]				(106.0)				(94.8)
Gain related to SCA equity interest				—				3.2
Adjusted EBITDA				**$ 793.6**				**$ 682.5**

In arriving at Adjusted EBITDA, the following were excluded:

	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated
(a) Loss (gain) on disposal or impairment of assets	$ 4.3	$ (3.6)	$ —	$ 0.7	$ 2.8	$ (0.2)	$ —	$ 2.6
(b) Transaction costs	—	—	—	—	—	—	—	12.3
(c) Stock-based compensation	—	—	—	27.4	—	—	—	26.2

Reconciliations to GAAP provided on pages 35-43

34

HEALTHSOUTH.

35 Reconciliation of Net Income to Adjusted EBITDA(7) 2016 Q1 Q2 Q3 Q4 Full Year (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net Income $ 76.7 $ 81.2 $ 78.1 $ 82.1 $ 318.1 Loss (income) from disc ops, net of tax, attributable to HealthSouth 0.1 0.1 0.1 (0.3) — Net income attributable to noncontrolling interests (18.7) (18.6) (16.4) (16.8) (70.5) Income from continuing operations attributable to HealthSouth* 58.1 $ 0.61 62.7 $ 0.65 61.8 $ 0.64 65.0 $ 0.68 247.6 $ 2.59 Pro fees - acct, tax, and legal 0.2 1.7 — — 1.9 Provision for income tax expense 39.7 42.4 42.1 39.7 163.9 Interest expense and amortization of debt discounts and fees 44.6 43.4 42.5 41.6 172.1 Depreciation and amortization 42.4 42.9 43.5 43.8 172.6 Loss on early extinguishment of debt 2.4 2.4 2.6 — 7.4 Net noncash loss (gain) on disposal or impairment of assets 0.2 0.2 1.6 (1.3) 0.7 Stock-based compensation expense 4.5 8.6 4.3 10.0 27.4 Adjusted EBITDA $ 192.1 $ 204.3 $ 198.4 $ 198.8 $ 793.6 Weighted average common shares outstanding: Basic 89.5 89.3 89.1 88.6 89.1 Diluted 99.4 99.4 99.4 99.2 99.5 * Per share amounts for each period presented are based on diluted weighted-average shares outstanding. Refer to pages 44-45 for end notes.

Reconciliation of Net Income to Adjusted EBITDA(7)

	2015									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 59.0		$ 60.2		$ 67.8		$ 65.8		$ 252.8	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.3		1.6		(0.3)		(0.7)		0.9	
Net income attributable to noncontrolling interests	(16.5)		(17.3)		(17.1)		(18.8)		(69.7)	
Income from continuing operations attributable to HealthSouth*	42.8	$ 0.44	44.5	$ 0.47	50.4	$ 0.52	46.3	$ 0.48	184.0	$ 1.92
Gov't, class action, and related settlements	8.0		—		—		(0.5)		7.5	
Pro fees - acct, tax, and legal	2.2		0.1		0.4		0.3		3.0	
Provision for income tax expense	30.3		32.2		35.9		43.5		141.9	
Interest expense and amortization of debt discounts and fees	31.8		30.9		35.6		44.6		142.9	
Depreciation and amortization	31.9		32.7		33.7		41.4		139.7	
Loss on early extinguishment of debt	1.2		18.8		—		2.4		22.4	
Net noncash (gain) loss on disposal or impairment of assets	(1.5)		0.8		0.9		2.4		2.6	
Stock-based compensation expense	9.4		6.2		6.2		4.4		26.2	
Transaction costs	—		3.3		2.3		6.7		12.3	
Adjusted EBITDA	$ 156.1		$ 169.5		$ 165.4		$ 191.5		$ 682.5	
Weighted average common shares outstanding:										
Basic		87.1		89.8		90.6		90.1		89.4
Diluted		101.1		101.5		101.5		100.6		101.0

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 44-45 for end notes.

36

HEALTHSOUTH

37 Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA Q4 Full Year (Millions) 2016 2015 2016 2015 Net cash provided by operating activities $ 116.0 $ 116.6 $ 605.5 $ 484.8 Provision for doubtful accounts (14.5) (14.0) (61.2) (47.2) Professional fees—accounting, tax, and legal — 0.3 1.9 3.0 Interest expense and amortization of debt discounts and fees 41.6 44.6 172.1 142.9 Equity in net income of nonconsolidated affiliates 2.5 2.4 9.8 8.7 Net income attributable to noncontrolling interests in continuing operations (16.8) (18.8) (70.5) (69.7) Amortization of debt-related items (3.5) (3.4) (13.8) (14.3) Distributions from nonconsolidated affiliates (2.6) (3.2) (8.5) (7.7) Current portion of income tax expense 17.4 4.4 31.0 14.8 Change in assets and liabilities 41.3 53.6 102.9 147.1 Net premium paid on bond transactions — 1.9 5.8 3.9 Windfall tax benefits from share-based compensation 17.3 — 17.3 — Cash used in (provided by) operating activities of discontinued operations 0.1 (0.1) 0.7 0.7 Transaction costs — 6.7 — 12.3 Other — 0.5 0.6 3.2 Adjusted EBITDA $ 198.8 $ 191.5 $ 793.6 $ 682.5

38 Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations Before Income Tax Expense Three Months Ended Year Ended December 31, December 31, 2016 2015 2016 2015 In Millions Total segment Adjusted EBITDA $ 225.6 $ 216.4 $ 899.6 $ 774.1 General and administrative expenses (36.8) (36.0) (133.4) (133.3) Depreciation and amortization (43.8) (41.4) (172.6) (139.7) Gain (loss) on disposal or impairment of assets 1.3 (2.4) (0.7) (2.6) Government, class action, and related settlements — 0.5 — (7.5) Professional fees - accounting, tax, and legal — (0.3) (1.9) (3.0) Loss on early extinguishment of debt — (2.4) (7.4) (22.4) Interest expense and amortization of debt discounts and fees (41.6) (44.6) (172.1) (142.9) Net income attributable to noncontrolling interests 16.8 18.8 70.5 69.7 Gain related to SCA equity interest — — — 3.2 Income from continuing operations before income tax expense $ 121.5 $ 108.6 $ 482.0 $ 395.6

39 Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow(6) Q4 Full Year ($millions) 2016 2015 2016 2015 2014 Net cash provided by operating activities $ 116.0 $ 116.6 $ 605.5 $ 484.8 $ 444.9 Impact of discontinued operations 0.1 (0.1) 0.7 0.7 1.2 Net cash provided by operating activities of continuing operations 116.1 116.5 606.2 485.5 446.1 Capital expenditures for maintenance (39.7) (27.1) (104.2) (83.1) (92.0) Dividends paid on convertible perpetual preferred stock(8) — — — (3.1) (6.3) Distributions paid to noncontrolling interests of consolidated affiliates (15.4) (14.8) (64.9) (54.4) (54.1) Items non-indicative of ongoing operations: Cash paid for professional fees - accounting, tax, and legal — 0.3 1.9 4.1 8.6 Transaction costs and related assumed liabilities — 6.5 0.8 28.3 2.0 Net premium on bond issuance/repayment — 1.9 5.8 4.0 4.3 Windfall tax benefits from share-based compensation 17.3 — 17.3 — — Cash (received) paid for government, class action, and related settlements — (0.3) — 7.7 2.7 Adjusted free cash flow $ 78.3 $ 83.0 $ 462.9 $ 389.0 $ 311.3 Cash dividends on common stock $ 21.4 $ 21.0 $ 83.8 $ 77.2 $ 65.8 Refer to pages 44-45 for end notes.

40 For the Three Months Ended December 31, 2016 Adjustments As Reported Mark-to- Market Adjustment for Stock Appreciation Rights Sale of Pediatric Home Health Assets and Hospital Income Tax Valuation and Other Adjustments As Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 198.8 $ — $ — $ — $ 198.8 Depreciation and amortization (43.8) — — — (43.8) Interest expense and amortization of debt discounts and fees (41.6) — — — (41.6) Stock-based compensation (10.0) 3.0 — — (7.0) Loss on disposal or impairment of assets 1.3 — (3.3) — (2.0) Income from continuing operations before income tax expense 104.7 3.0 (3.3) — 104.4 Provision for income tax expense (39.7) (1.1) 6.1 (0.6) (35.3) Income from continuing operations attributable to HealthSouth $ 65.0 $ 1.9 $ 2.8 $ (0.6) $ 69.1 Add: Interest on convertible debt, net of tax 2.5 2.5 Numerator for diluted earnings per share $ 67.5 $ 71.6 Diluted earnings per share from continuing operations* $ 0.68 $ 0.02 $ 0.03 $ (0.01) $ 0.72 Diluted shares used in calculation 99.2 Adjusted EPS(5) - Q4 2016 * Adjusted EPS may not sum across due to rounding. Reconciliations to GAAP provided on pages 35-43; Refer to pages 44-45 for end notes.

Adjusted EPS(5) - Q4 2015

	For the Three Months Ended December 31, 2015						
		Adjustments					
	As Reported	Gov't, Class Action, & Related Settlements	Pro. Fees - Acct., Tax, & Legal	Income Tax Valuation & Other Adj.	Transaction Costs	Loss on Early Exting. of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 191.5	$ —	$ —	$ —	$ —	$ —	$ 191.5
Depreciation and amortization	(41.4)	—	—	—	—	—	(41.4)
Government, class action, and related settlements	0.5	(0.5)	—	—	—	—	—
Professional fees - accounting, tax, and legal	(0.3)	—	0.3	—	—	—	—
Loss on early extinguishment of debt	(2.4)	—	—	—	—	2.4	—
Interest expense and amortization of debt discounts and fees	(44.6)	—	—	—	—	—	(44.6)
Stock-based compensation	(4.4)	—	—	—	—	—	(4.4)
Loss on disposal or impairment of assets	(2.4)	—	—	—	—	—	(2.4)
Transaction costs	(6.7)	—	—	—	6.7	—	—
Income from continuing operations before income tax expense	89.8	(0.5)	0.3	—	6.7	2.4	98.7
Provision for income tax expense	(43.5)	0.2	(0.1)	4.7	(2.1)	(1.0)	(41.8)
Income from continuing operations attributable to HealthSouth	**$ 46.3**	**$ (0.3)**	**$ 0.2**	**$ 4.7**	**$ 4.6**	**$ 1.4**	**$ 56.9**
Add: Interest on convertible debt, net of tax	2.4						2.4
Numerator for diluted earnings per share	**$ 48.7**						**$ 59.3**
Diluted earnings per share from continuing operations*	**$ 0.48**	**$ —**	**$ —**	**$ 0.05**	**$ 0.05**	**$ 0.01**	**$ 0.59**
Diluted shares used in calculation	**100.6**						

* Adjusted EPS may not sum across due to rounding.
Reconciliations to GAAP provided on pages 35-43; Refer to pages 44-45 for end notes.

41

HEALTHSOUTH

Adjusted EPS[5] - YTD 2016

	For the Year Ended December 31, 2016						
		Adjustments					
	As Reported	Pro. Fees - Acct., Tax, & Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Loss on Early Exting. of Debt	Sale of Pediatric Home Health Assets and Hospital	Income Tax Valuation and Other Adjustments	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	**$ 793.6**	**$ —**	**$ —**	**$ —**	$ —	$ —	**$ 793.6**
Depreciation and amortization	(172.6)	—	—	—	—	—	(172.6)
Professional fees - accounting, tax, and legal	(1.9)	1.9	—	—	—	—	—
Loss on early extinguishment of debt	(7.4)	—	—	7.4	—	—	—
Interest expense and amortization of debt discounts and fees	(172.1)	—	—	—	—	—	(172.1)
Stock-based compensation	(27.4)	—	1.6	—	—	—	(25.8)
Loss on disposal or impairment of assets	(0.7)	—	—	—	(4.2)	—	(4.9)
Income from continuing operations before income tax expense	411.5	1.9	1.6	7.4	(4.2)	—	418.2
Provision for income tax expense	(163.9)	(0.8)	(0.6)	(3.0)	6.5	(0.6)	(162.4)
Income from continuing operations attributable to HealthSouth	**$ 247.6**	**$ 1.1**	**$ 1.0**	**$ 4.4**	**$ 2.3**	**$ (0.6)**	**$ 255.8**
Add: Interest on convertible debt, net of tax	9.7						9.7
Numerator for diluted earnings per share	**$ 257.3**						**$ 265.5**
Diluted earnings per share from continuing operations*	**$ 2.59**	**$ 0.01**	**$ 0.01**	**$ 0.04**	**$ 0.02**	**$ (0.01)**	**$ 2.67**
Diluted shares used in calculation	**99.5**						

* Adjusted EPS may not sum across due to rounding.
Reconciliations to GAAP provided on pages 35-43; Refer to pages 44-45 for end notes.

42

HEALTHSOUTH

Adjusted EPS[5] - YTD 2015

For the Year Ended December 31, 2015

(In Millions, Except Per Share Amounts)

	As Reported	Gov't, Class Action, & Related Settlements	Pro. Fees - Acct., Tax, & Legal	Income Tax Valuation & Other Adj.	Mark-to-Market Adjustment for Stock Appreciation Rights	Transaction Costs	Loss on Early Exting. of Debt	As Adjusted
Adjusted EBITDA	**$ 682.5**	**$ —**	**$ —**	**$ —**	**$ —**	**$ —**	**$ —**	**$ 682.5**
Depreciation and amortization	(139.7)	—	—	—	—	—	—	(139.7)
Government, class action, and related settlements	(7.5)	7.5	—	—	—	—	—	—
Professional fees - accounting, tax, and legal	(3.0)	—	3.0	—	—	—	—	—
Loss on early extinguishment of debt	(22.4)	—	—	—	—	—	22.4	—
Interest expense and amortization of debt discounts and fees	(142.9)	—	—	—	—	—	—	(142.9)
Stock-based compensation	(26.2)	—	—	—	1.2	—	—	(25.0)
Loss on disposal or impairment of assets	(2.6)	—	—	—	—	—	—	(2.6)
Transaction costs	(12.3)	—	—	—	—	12.3	—	—
Income from continuing operations before income tax expense	325.9	7.5	3.0	—	1.2	12.3	22.4	372.3
Provision for income tax expense	(141.9)	(3.0)	(1.2)	4.7	(0.5)	(4.1)	(9.0)	(155.0)
Income from continuing operations attributable to HealthSouth	**$ 184.0**	**$ 4.5**	**$ 1.8**	**$ 4.7**	**$ 0.7**	**$ 8.2**	**$ 13.4**	**$ 217.3**
Add: Interest on convertible debt, net of tax	9.4							9.4
Numerator for diluted earnings per share	**$ 193.4**							**$ 226.7**
Diluted earnings per share from continuing operations*	**$ 1.92**	**$ 0.04**	**$ 0.02**	**$ 0.05**	**$ 0.01**	**$ 0.08**	**$ 0.13**	**$ 2.24**
Diluted shares used in calculation	**101.0**							

* Adjusted EPS may not sum across due to rounding.
Reconciliations to GAAP provided on pages 35-43; Refer to pages 44-45 for end notes.

43

HEALTHSOUTH.

44 End Notes (1) Current income tax expense was $17.4 million and $4.4 million for Q4 2016 and Q4 2015, respectively. Current income tax expense was $31.0 million and $14.8 million for the year ended December 31, 2016 and 2015, respectively. (2) The interest and amortization related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share because the debt is assumed to have been converted and the applicable shares are included in the diluted share count. (3) The increase in the Company’s income tax valuation allowance in 2015 related primarily to changes to its state apportionment percentages resulting from its acquisitions of Encompass, Reliant, and CareSouth as well as changes to its forecast of earnings in each jurisdiction. (4) In connection with the Encompass acquisition, the Company granted stock appreciation rights based on the common stock of HealthSouth Home Health Holdings, Inc. to certain members of Encompass management. The fair value of Holdings’ common stock is determined using the product of the trailing 12-month specified performance measure for Holdings and a specified median market EBITDA multiple based on a basket of public home health companies. The fair value of these stock appreciation rights will vary from period to period based on Encompass’ performance and the change in the multiple of the basket of public home health companies. (5) HealthSouth is providing adjusted earnings per share from continuing operations attributable to HealthSouth (“adjusted earnings per share”), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operations. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operations. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (6) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non-indicative of ongoing operations. Common stock dividends are not included in the calculation of adjusted free cash flow. (7) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. (8) In March 2006, the Company completed the sale 400,000 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. In Q4 2013, the Company exchanged $320 million of newly issued 2.0% Convertible Senior Subordinated Notes due 2043 for 257,110 shares of its outstanding preferred stock. In April 2015, the Company exercised its rights to force conversion of all outstanding shares of its preferred stock. On the conversion date, each outstanding share of preferred stock was converted into 33.9905 shares of common stock, resulting in the issuance of 3,271,415 shares of common stock. (9) The contractual debt repayment obligations in 2017 includes ~$15 million of capital lease payments and ~$1 million of other notes payable. (10) On July 16, 2015, the board of directors approved a $0.02 per share, or 9.5%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.23 per common share. On July 21, 2016, the board of directors approved a $0.01 per share, or 4.3%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.24 per common share. (11) The Medicare Access and CHIP Reauthorization Act of 2015 mandated a market basket update of +1.0% in 2018 for post-acute providers including rehabilitation hospitals as well as home health and hospice agencies. * Reconciliations to GAAP provided on pages 35-43.

45 End Notes, con’t. (12) The Company estimates the expected impact of each rule utilizing, among other things, the acuity of its patients over the 8-month (home health segment) to 12- month (inpatient rehabilitation segment) period prior to each rule’s release and incorporates other adjustments included in each rule. These estimates are prior to the impact of sequestration. (13) HealthSouth acquired an additional 30% equity interest in Fairlawn Rehabilitation Hospital in Worcester, MA from its joint venture partner. This transaction increased HealthSouth’s ownership interest from 50% to 80% and resulted in a change in accounting for this hospital from the equity method to a consolidated entity effective June 1, 2014. (14) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~70% of industry, including HealthSouth sites (15) Represents discharges from 122 consolidated hospitals in Q4 2016; 121 consolidated hospitals in Q3 2016; 120 consolidated hospitals in Q2 2016; 121 consolidated hospitals in Q1 2016; 120 consolidated hospitals in Q4 2015; 108 consolidated hospitals in Q3 2015 and Q2 2015; and 106 consolidated hospitals in Q1 2015 (16) Excludes approximately 420 full-time equivalents in the 2016 periods and approximately 400 full-time equivalents in the 2015 periods presented who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company’s consolidated statements of operations. Full-time equivalents included in the table represent HealthSouth employees who participate in or support the operations of the Company’s hospitals. (17) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (18) Represents home health admissions from 186 consolidated locations in Q4 2016; 188 consolidated locations in Q3 2016; 187 consolidated locations in Q2 2016; 184 consolidated locations in Q1 2016 and Q4 2015; 141 consolidated locations in Q3 2015; 139 consolidated locations in Q2 2015; and 143 consolidated locations in Q1 2015 (19) Represents hospice admissions from 35 locations in Q4 2016; 33 locations in Q3 2016; 29 locations in Q2 2016; 27 locations in Q1 2016 and Q4 2015; 23 locations in Q3 2015; and 21 locations in Q2 2015 and Q1 2015. (20) In November 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded ~$249 million as debt and ~$71 million as equity. The convertible notes are convertible, at the option of the holders, at any time on or prior to the close of business on the business day immediately preceding December 1, 2043 into shares of the Company’s common stock and is subject to customary antidilution adjustments. The Company has the right to redeem the convertible notes before December 1, 2018 if the volume weighted-average price of the Company’s common stock is at least 120% of the conversion price ($44.59) of the convertible notes for a specified period. On or after December 1, 2018, the Company may, at its option, redeem all or any part of the convertible notes. In either case, the redemption price will be equal to 100% of the principal amount of the convertible notes to be redeemed, plus accrued and unpaid interest. (21) The agreement to settle the Company’s class action securities litigation received final court approval in January 2007. The 5.0 million shares of common stock and warrants to purchase ~8.2 million shares of common stock at a strike price of $41.40 (expired January 17, 2017) related to this settlement were issued on September 30, 2009. The 5.0 million common shares are included in the basic outstanding shares. The warrants were not included in the diluted share count prior to 2015 because the strike price had historically been above the market price. In Q4 2016, full-year 2016, Q4 2015, full-year 2014, and full-year 2013, zero shares related to the warrants were included in the diluted share count due to antidilution based on the stock price. In full-year 2015, 80,814 shares related to the warrants were included in the diluted share count using the treasury stock method. See also page 31.